                                                                    EXHIBIT 4.02




                          PORTABLE SOFTWARE CORPORATION



                     SECOND AMENDED AND RESTATED INFORMATION
                        AND REGISTRATION RIGHTS AGREEMENT





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                                TABLE OF CONTENTS

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                                                                                   PAGE
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1.  Certain Definitions ........................................................    1

2.  Financial Statements and Reports to Shareholders ...........................    2

3.  Additional Information .....................................................    3

4.  Inspection .................................................................    3

5.  Right of First Refusal .....................................................    4

6.  Termination of Covenants ...................................................    5

7.  Demand Registration ........................................................    5

    7.1  Request for Registration on Form Other Than Form S-3 ..................    5
    7.2  Right of Deferral of Registration on Form Other Than S-3 ..............    6
    7.3  Request for Registration on Form S-3 ..................................    6
    7.4  Registration of Other Securities in Demand Registration ...............    7
    7.5  Underwriting in Demand Registration ...................................    7
         7.5.1    Notice of Underwriting .......................................    7
         7.5.2    Inclusion of Other Holders in Demand Registration ............    7
         7.5.3    Selection of Underwriter in Demand Registration ..............    8
         7.5.4    Marketing Limitation in Demand Registration ..................    8
         7.5.5    Right of Withdrawal in Demand Registration ...................    8
    7.6  Blue Sky in Demand Registration .......................................    8

8.  Piggyback Registration .....................................................    9

    8.1      Notice of Piggyback Registration and Inclusion of Registrable
                 Securities ....................................................    9
    8.2      Underwriting in Piggyback Registration ............................    9
             8.2.1    Notice of Underwriting in Piggyback Registration .........    9
             8.2.2    Marketing Limitation in Piggyback Registration ...........    9
             8.2.3    Allocation of Shares in Piggyback Registration ...........   10
             8.2.4    Withdrawal in Piggyback Registration .....................   10
    8.3  Blue Sky in Piggyback Registration ....................................   10


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                                TABLE OF CONTENTS
                                   (CONTINUED)

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                                                                                  PAGE
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9.  Expenses of Registration ...................................................   11

10. Termination of Registration Rights .........................................   11

11. Registration Procedures and Obligations ....................................   11

12. Information Furnished by Holder ............................................   12

13. Indemnification ............................................................   12

    13.1 Company's Indemnification of Holders ..................................   12
    13.2 Holder's Indemnification of Company ...................................   13
    13.3 Indemnification Procedure .............................................   14
    13.4 Contribution ..........................................................   14

14. Limitations on Registration Rights Granted to Other Securities .............   15

15. Transfer of Rights .........................................................   15

16. Market Stand-off ...........................................................   15

17. Conversion of Preferred Stock ..............................................   16

18. Reports Under Securities Exchange Act of 1934 ..............................   16

19. Miscellaneous ..............................................................   17

    19.1 Entire Agreement; Successors and Assigns ..............................   17
    19.2 Governing Law .........................................................   17
    19.3 Counterparts ..........................................................   17
    19.4 Headings ..............................................................   17
    19.5 Notices ...............................................................   17
    19.6 Amendment of Agreement ................................................   18
    19.7 Severability ..........................................................   18



                                       ii
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                     SECOND AMENDED AND RESTATED INFORMATION
                        AND REGISTRATION RIGHTS AGREEMENT


         This SECOND AMENDED AND RESTATED INFORMATION AND REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made as of May 29, 1998, by and among Portable Software Corporation, a Washington corporation (the "Company") and the persons listed on the attached Schedule A who become signatories to this Agreement (collectively, the "Investors").

                                 R E C I T A L S

         A. The Company and the Investors have entered into agreements for sale by the Company and purchase by the Investors of the Company's securities.

         B. In connection with the purchase and sale of the Company's securities, the Company and the Investors desire to provide for the rights of the Investors with respect to information about the Company and registration of the Company's common stock ("Common Stock") issued upon conversion or exercise of the securities according to the terms of this Agreement. In addition, the Investors who were signatories to the Restated Information and Registration Rights Agreement made as of July 12, 1996 and amended July 22, 1997 (as amended, the "Previous Agreement") desire to restate the Previous Agreement as set forth below and consent to the addition, as parties to this Agreement, of the Investors who purchase shares of the Company's Series E Preferred Stock.

                  THE PARTIES AGREE AS FOLLOWS:

         1. Certain Definitions.

                  As used in this Agreement, the following terms shall have the following respective meanings:

                  (a) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  (b) "Convertible Securities" shall mean securities of the Company convertible into or exchangeable for Common Stock of the Company or into other securities that are convertible into or exchangeable for Common Stock.

                  (c) "Form S-3" shall mean Form S-3 issued by the Commission or any substantially similar form then in effect.

                  (d) "Holder" shall mean any holder of outstanding
Registrable Securities which have not been sold to the public, but only if such holder is one of the Investors or an assignee or transferee of Registration rights as permitted by Section 15.

                  (e) "Initiating Holders" shall mean Holders who in the aggregate hold at least twenty-five percent (25%) of the Registrable Securities.

                  (f) "Material Adverse Event" shall mean an occurrence having a consequence that either (a) is materially adverse as to the business, properties, prospects, or financial condition of the Company or (b) is reasonably foreseeable, has a reasonable likelihood of occurring, and if it were to occur might materially adversely affect the business, properties, prospects, or financial condition of the Company.

                  (g) The terms "Register", "Registered", and
"Registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act ("Registration Statement"), and the declaration or ordering of the effectiveness of such Registration Statement.

                  (h) "Registrable Securities" shall mean all Common Stock not previously sold to the public and issued or issuable upon conversion or exercise of any of the Company's Convertible Securities purchased by or issued to the Investors, including Common Stock issued pursuant to stock splits, stock dividends and similar distributions, and any securities of the Company granted registration rights pursuant to Section 14 of this Agreement.

                  (i) "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 7 or 8 of this Agreement, including, without limitation, all federal and state registration, qualification, and filing fees, printing expenses, fees and disbursements of counsel for the Company and one special counsel for Holders (if different from the Company), blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration.

                  (j) "Securities Act" shall mean the Securities Act of
1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  (k) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement.

         2. Financial Statements and Reports to Shareholders.

                  The Company shall deliver to each Investor as soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, an audited consolidated balance sheet of the Company as of the end of such year and audited consolidated statements of income, shareholders' equity and cash flow for such year, which year-end financial reports shall be in reasonable detail and shall be prepared in accordance with generally accepted accounting principles and accompanied by the opinion of independent public accountants of nationally recognized standing selected by the Company. In addition, the Company shall deliver to the Investors: (a) contemporaneously with delivery to holders of Common Stock, a copy of each report of the Company delivered to holders of Common Stock and (b) an annual capitalization summary.



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

         3. Additional Information.

                  As long as an Investor (together with any affiliate) or its transferee holds the lesser of (i) all of the Convertible Securities purchased by such Investor, (ii) not less than 5% of the total number of Convertible Securities of the Company (or an equivalent number of shares consisting of Registrable Securities issued upon conversion or exercise of the Convertible Securities of the Company or a combination of such Registrable Securities and such Convertible Securities), and (iii) 100,000 shares of Series E Preferred Stock (including for these purposes as a share of Series E Preferred Stock shares of Common Stock issued upon conversion of Series E Preferred Stock) as adjusted for recapitalizations, stock splits, stock dividends and the like, the Company will deliver to such Investor:

                  (a) As soon as practicable after the end of each month, and in any event within 30 days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such month, and consolidated statements of income and cash flow for such month and for the fiscal year to date, prepared in accordance with generally accepted accounting principles (other than for accompanying notes) and signed by the Chief Financial Officer or President of the Company certifying that they fairly and accurately present the financial condition and results of operation of the Company, subject to changes resulting from year-end audit adjustment.

                  (b) As soon as practicable after the end of each of the first three fiscal quarters of each fiscal year after fiscal year 1998, and in any event within thirty (30) days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such quarter, and consolidated statements of income and cash flow for such quarter and the fiscal year to date, prepared in accordance with generally accepted accounting principles (other than for accompanying notes) and signed by the Chief Financial Officer or President of the Company certifying that they fairly and accurately present the financial condition and results of operation of the Company, subject to changes resulting from year-end audit adjustment.

                  (c) As soon as practicable following submission to and approval by the Board of Directors of the Company, but in no event later than 90 days after the end of each fiscal year, an operating budget and plan (the "Plan") respecting the next fiscal year and a summary of such Plan together with any update of the Plan as such update is prepared.

                  (d) Such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as the Investor or any assignee of the Investor may from time to time request, provided, however, that the Company shall not be obligated under this subsection
(d) or any other subsection of Section 3 to provide information which it deems in good faith to be a trade secret or confidential information unless the Investor signs an appropriate confidentiality agreement with the Company.

         4. Inspection.

                  The Company shall permit each Investor, at such Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the



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Company's affairs, finances, and accounts with its officers, all at such reasonable times as may be requested by each such Investor; provided, however, that the Company shall not be obligated pursuant to this Section 4 to provide any information which it reasonably considers to be a trade secret or confidential information. Subject to Section 15, the rights of an Investor under this Section 4 may not be assigned as part of such Investor's sale of any of the Registrable Securities or Convertible Securities except with the consent of the Company, which consent shall not be unreasonably withheld.

         5. Right of First Refusal.

                  5.1 The Company hereby grants to each Investor the right of first refusal to purchase up to its Pro Rata Share of the New Securities (as defined below) which the Company may, from time to time, propose to sell and issue. The Investors may purchase said New Securities on the same terms and at the same price at which the Company proposes to sell the New Securities. The "Pro Rata Share" of each Investor, for purposes of this right of first refusal, is the ratio of (i) the total number of shares of Common Stock held by such Investor (including any shares of Common Stock into which shares of the Convertible Securities held by such Investor are convertible) to (ii) the total number of shares of Common Stock and Common Stock options outstanding immediately prior to the issuance of the New Securities (including any shares of Common Stock into which outstanding shares of the Convertible Securities are convertible).

                  5.2 "New Securities" shall mean any capital stock of the Company, whether authorized or not, and any rights, options, or warrants to purchase said capital stock, and securities of any type whatsoever that are, or may become, convertible into said capital stock; provided that "New Securities" does not include (i) the Convertible Securities listed on Schedule A hereto or the securities issuable upon conversion of such Convertible Securities, (ii) securities offered pursuant to a registration statement filed under the Securities Act, (iii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets, or other reorganization, if approved by the Company's Board of Directors, (iv) shares issued or issuable to officers, directors, employees of, or consultants to, the Company pursuant to a plan or arrangement approved by the Company's Board of Directors, (v) shares issued without consideration pursuant to a stock dividend, stock split, or similar transaction, and (vi) warrants, and shares issuable upon exercise of such warrants, issued in connection with equipment leasing transactions approved by the Company's Board of Directors.

                  5.3 In the event the Company proposes to undertake an issuance of New Securities, it shall give to each Investor written notice (the "Notice") of its intention, describing the type of New Securities, the price, the terms upon which the Company proposes to issue the same, the number of shares which such Investor is entitled to purchase, and a statement that each Investor shall have twenty (20) days to respond to such Notice. Each Investor shall have twenty (20) days from the date of receipt of the Notice to agree to purchase any or all of its Pro Rata Share of the New Securities for the price and upon the terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased



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and forwarding payment for such New Securities to the Company if immediate payment is required by such terms.

                  5.4 In the event an Investor fails to exercise in full the right of first refusal within said twenty (20) day period, the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from date of said agreement) to sell the New Securities respecting which such Investor's rights were not exercised, at a price and upon general terms no more favorable to the purchaser thereof than specified in the Notice. In the event the Company has not sold the New Securities within said ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within sixty (60) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities without first offering such securities to such Investor in the manner provided above.

                  5.5 The right of first refusal granted under this Section
5 is assignable by each Investor to (i) any transferee of a minimum of One Million (1,000,000) shares of Common Stock (including any shares of Common Stock into which shares of Convertible Securities then held by it are convertible), and (ii) any other transferee approved by the Board of Directors, such approval not to be unreasonably withheld or delayed.

         6. Termination of Covenants.

                  The covenants of the Company set forth in Sections 2, 3, 4 and 5 shall be terminated and be of no further force or effect upon the earlier of
(a) immediately prior to the closing of the first public offering of the Common Stock of the Company that is effected pursuant to a Registration Statement filed with, and declared effective by, the Commission under the Securities Act (other than either a public offering limited solely to employees of the Company or an offering pursuant to Rule 145 under the Securities Act) and (b) the date the Company registers any securities under the Securities and Exchange Act of 1934, and such covenants shall terminate as to any Investor as of the date such Investor no longer holds any shares of the capital stock of the Company.

         7. Demand Registration.

                  7.1 Request for Registration on Form Other Than Form S-3.

                           Subject to the terms of this Agreement, in the event
that the Company shall receive from the Initiating Holders at any time after the earlier of (a) October 31, 1999 and (b) one year after the closing of the Company's initial public offering of shares of Common Stock under a Registration Statement, a written request that the Company effect any Registration with respect to all or a part of the Registrable Securities on a Form other than Form S-3 for an offering of at least 25% of the then outstanding Registrable Securities (or any lesser percent if the reasonably anticipated aggregate offering price to the public would exceed $10,000,000), the Company (i) shall promptly give written notice of the proposed Registration to all other Holders and (ii) shall, as soon as practicable, use its best efforts to effect Registration of the Registrable Securities specified in such request, together with any Registrable Securities of any Holder



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joining in such request as are specified in a written request given within 20 days after written notice from the Company. The Company shall not be obligated to take any action to effect any such Registration pursuant to this Section 7.1
(i) during the period starting with the date sixty (60) days prior to the Company's estimated date of filing, and ending on the date sixty (60) days immediately following the effective date of an underwritten public offering pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan) provided that the Company is employing all reasonable efforts in good faith to cause such Registration to become effective or (ii) after the Company has effected three such Registrations pursuant to this Section 7.1 and such Registrations have been declared effective.

                  7.2 Right of Deferral of Registration on Form Other Than Form S-3.

                           If the Company shall furnish to all such Holders who
joined in the request a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for any Registration to be effected as requested under Section 7.1, the Company shall have the right, exercisable not more than once in any twelve-month period, to defer the filing of a Registration Statement with respect to such offering for a period of not more than 90 days from delivery of the request of the Initiating Holders.

                  7.3 Request for Registration on Form S-3.

                           (a) If a Holder or Holders of the outstanding
Registrable Securities request that the Company file a Registration Statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of Registrable Securities the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would not be less than $2,000,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use all reasonable efforts to cause such Registrable Securities to be Registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than two Registrations pursuant to this Section 7.3 in any twelve (12) month period. The substantive provisions of Section 7.5 shall be applicable to each registration initiated under this Section 7.3.

                           (b) Notwithstanding the foregoing, the Company shall
not be obligated to file a registration statement pursuant to this Section 7.3:

                                    (i) in any particular jurisdiction in which
the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                                    (ii) if the Company, within ten (10) days of
the receipt of the request of the Initiating Holders, gives notice of its bona fide intention to effect the filing of a



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registration statement with the Commission within sixty (60) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction or an offering solely to employees), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                                    (iii) within six months immediately
following the effective date of any registration statement pertaining to the securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan); or

                                    (iv) if the Company shall furnish to such
Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed 90 days from the receipt of the request to file such registration by such Holder provided that the Company shall not exercise the right contained in this paragraph (iv) more than once in any twelve (12) month period.

                  7.4 Registration of Other Securities in Demand Registration.

                           Any Registration Statement filed pursuant to the
request of the Initiating Holders under this Section 7 may, subject to the provisions of Section 7.5, include securities of the Company in addition to Registrable Securities.

                  7.5 Underwriting in Demand Registration.

                      7.5.1 Notice of Underwriting.

                            If the Initiating Holders intend to distribute the
Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 7, and the Company shall include such information in the written notice referred to in Section 7.1 or 7.3. The right of any Holder to Registration pursuant to Section 7 shall be conditioned upon such Holder's agreement to participate in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting.

                      7.5.2 Inclusion of Other Holders in Demand
Registration.

                            If the Company, officers or directors of the Company
holding Common Stock other than Registrable Securities, or holders of securities other than Registrable Securities, request inclusion in such Registration, the Initiating Holders, to the extent they deem advisable and consistent with the goals of such Registration, may, in their sole discretion, on behalf of all Holders, offer to any or all of the Company, such officers or directors, and such holders of securities other than Registrable Securities that such securities other than Registrable Securities be included in the underwriting and may condition such offer on the acceptance by such persons of the terms of this
Section 7. In the event, however, that the number of shares so



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included exceeds the number of shares of Registrable Securities included by all
Holders, such Registration shall be treated as governed by Section 8 hereof rather than Section 7, and it shall not count as a Registration for purposes of
Section 7.1 hereof.

                      7.5.3 Selection of Underwriter in Demand Registration.

                            The Company shall (together with all Holders
proposing to distribute their securities through such underwriting) enter into an underwriting agreement with the representative ("Underwriter's
Representative") of the underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered by the Initiating Holders and agreed to by the Company.

                      7.5.4 Marketing Limitation in Demand Registration.

                            In the event the Underwriter's Representative
advises the Initiating Holders in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, then (i) first the Common Stock (other than Registrable Securities) held by officers or directors of the Company, (ii) next the securities other than Registrable Securities, and (iii) last the securities requested to be registered by the Company, shall be excluded from such Registration to the extent required by such limitation. If a limitation of the number of shares is still required, the Initiating Holders shall so advise all Holders and the number of shares of Registrable Securities that may be included in the Registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities entitled to inclusion in such Registration held by such Holders at the time of filing the Registration Statement. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 7.5.4 shall be included in such Registration Statement.

                      7.5.5 Right of Withdrawal in Demand Registration.

                            If any Holder of Registrable Securities, or a holder
of other securities entitled (upon request) to be included in such Registration, disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders delivered at least seven days prior to the effective date of the Registration Statement. The securities so withdrawn shall also be withdrawn from the Registration Statement.

                  7.6 Blue Sky in Demand Registration.

                      In the event of any Registration pursuant to Section 7, the Company will exercise its best efforts to Register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of such securities; provided, however, that (i) the Company shall not be required to qualify to do business or to file a general consent to service of



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process in any such states or jurisdictions, and (ii) notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling shareholders, such expenses shall be payable pro rata by selling shareholders.

         8. Piggyback Registration.

                  8.1 Notice of Piggyback Registration and Inclusion of Registrable Securities.

                      Subject to the terms of this Agreement, in the event the Company decides to Register any of its Common Stock (either for its own account or the account of a security holder or holders exercising their respective demand registration rights) on a form that would be suitable for a registration involving solely Registrable Securities, the Company will: (i) promptly give each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable Blue Sky or other state securities laws) and (ii) include in such Registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request delivered to the Company by any Holder within 20 days after delivery of such written notice from the Company.

                  8.2 Underwriting in Piggyback Registration.

                           8.2.1 Notice of Underwriting in Piggyback
Registration.

                                 If the Registration of which the Company gives
notice is for a Registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 8.1. In such event, the right of any Holder to Registration shall be conditioned upon such underwriting and the inclusion of such Holder's Registrable Securities in such underwriting to the extent provided in this
Section 8. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement with the Underwriter's Representative for such offering. The Holders shall have no right to participate in the selection of the underwriters for an offering pursuant to this Section 8.

                           8.2.2  Marketing Limitation in Piggyback
Registration.

                                  In the event the Underwriter's Representative
advises the Holders seeking registration of Registrable Securities pursuant to
Section 8 in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, the Underwriter's Representative (subject to the allocation priority set forth in Section 8.2.3) may:



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                                    (a) in the case of the Company's initial
Registered public offering, limit the number of shares of Registrable Securities to be included in such registration and underwriting to not less than fifteen percent (15%) of the securities included in such Registration (based on aggregate market values); and

                                    (b) in the case of any Registered public
offering subsequent to the initial public offering, limit the number of shares of Registrable Securities to be included in such Registration and underwriting to not less than thirty percent (30%) of the securities included in such Registration (based on aggregate market values).

                           8.2.3 Allocation of Shares in Piggyback Registration.

                                 In the event that the Underwriter's
Representative limits the number of shares to be included in a Registration pursuant to Section 8.2.2, the number of shares to be included in such Registration shall be allocated (subject to Section 8.2.2) in the following manner: The shares (other than Registrable Securities) held by officers or directors of the Company shall be excluded from such Registration and underwriting to the extent required by such limitation. If a limitation of the number of shares is still required after such exclusion, the number of shares that may be included in the Registration and underwriting by selling shareholders shall be allocated among all other Holders thereof, in proportion, as nearly as practicable, to the respective amounts of securities (including Registrable Securities) which such Holders would otherwise be entitled to include in such Registration. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 8.2.3 shall be included in the Registration Statement.

                           8.2.4 Withdrawal in Piggyback Registration.

                                 If any Holder disapproves of the terms of any
such underwriting, such person may elect to withdraw therefrom by written notice to the Company and the underwriter delivered at least seven days prior to the effective date of the Registration Statement. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such Registration.

                  8.3 Blue Sky in Piggyback Registration.

                      In the event of any Registration of Registrable Securities pursuant to Section 8, the Company will exercise its best efforts to Register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions (not exceeding 20 unless otherwise agreed to by the Company) as shall be reasonably appropriate for the distribution of such securities; provided, however, that (i) the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and (ii) notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling shareholders, such expenses shall be payable pro rata by selling shareholders.

         9. Expenses of Registration.

                  All Registration Expenses incurred in connection with three Registrations pursuant to Section 7 and unlimited Registrations pursuant to Sections 7.3 and 8, shall be borne by the Company. All Registration Expenses incurred in connection with any other registration, qualification, or compliance, shall be apportioned among the Holders and other holders of the securities so registered on the basis of the number of shares so registered. Notwithstanding the above, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 7 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (which Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to
Section 7; provided further, however, that if at the time of such withdrawal, the Holders have learned of a Material Adverse Event with respect to the condition, business, or prospects of the Company not known to the Holders at the time of their request, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 7. All Selling Expenses shall be borne by the holders of the securities Registered pro rata on the basis of the number of shares Registered.

         10. Termination of Registration Rights.

                  The rights to cause the Company to register securities granted under Sections 7 and 8 of this Agreement shall terminate, with respect to each Holder, on the earlier of (i) the date five years after the closing date of the Company's initial public offering and (ii) upon such Holder holding less than 1% of the outstanding Registrable Securities (or, if less, one-half of the Registrable Securities acquired by such Holder from the Company).

         11. Registration Procedures and Obligations.

                  Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such Registration Statement effective for up to one hundred twenty (120) days.

                  (b) Prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement.

                  (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  (d) Use its best efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (f) Notify each Holder of Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (g) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such Registration Statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such Registration.

                  (h) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered for sale in connection with a Registration pursuant to this Agreement, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such Registration, in form and substance as is customarily given to underwriters in an underwritten public offering, and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

         12. Information Furnished by Holder.

                  It shall be a condition precedent of the Company's obligations under this Agreement that each Holder of Registrable Securities included in any Registration furnish to the Company such information regarding such Holder and the distribution proposed by such Holder or Holders as the Company may reasonably request.

         13. Indemnification.

                  13.1 Company's Indemnification of Holders.

                       To the extent permitted by law, the Company will indemnify each Holder, each of its officers, directors, and constituent partners, legal counsel for the Holders, and each person controlling such Holder, with respect to which Registration, qualification, or compliance of Registrable Securities has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter against all claims, losses, damages, or liabilities (or actions in respect thereof) to the extent such claims, losses, damages, or liabilities arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related Registration Statement) incident to any such Registration, qualification, or compliance, or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration, qualification, or compliance; and the Company will reimburse each such Holder, each such underwriter, and each person who controls any such Holder or underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action; provided, however, that the indemnity contained in this Section 13.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); and provided, further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based upon any untrue statement or omission based upon written information furnished to the Company by such Holder, underwriter, or controlling person and stated to be for use in connection with the offering of securities of the Company.

                  13.2 Holder's Indemnification of Company.

                       To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such Registration, qualification or, compliance is being effected pursuant to this Agreement, indemnify the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each underwriter, if any, of the Company's securities covered by such a Registration Statement, each person who controls the Company or such underwriter within the meaning of the Securities Act, and each other such Holder, each of its officers, directors, and constituent partners, and each person controlling such other Holder, against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Holder of any rule or regulation promulgated under the Securities Act applicable to such Holder and relating to action or inaction required of such Holder in connection with any such Registration, qualification, or compliance, and will reimburse the Company, such Holders, such directors, officers, partners, persons, law and accounting firms, underwriters or control persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but in each case only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use in connection with the offering of securities of the Company, provided, however, that the indemnity contained in this Section 13.2 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld) and provided, further, that each Holder's liability under this Section
13.2 shall not exceed such Holder's proceeds from the offering of securities made in connection with such Registration.

                  13.3 Indemnification Procedure.

                       Promptly after receipt by an indemnified party under this
Section 13 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 13, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided further, however, that if either party reasonably determines that there may be a conflict between the position of the Company and the Investors in conducting the defense of such action, suit, or proceeding by reason of recognized claims for indemnity under this Section 13, then counsel for such party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interest of such party. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 13, but the omission to so notify the indemnifying party will not relieve such party of any liability that such party may have to any indemnified party otherwise other than under this
Section 13.

                  13.4  Contribution.

                        If the indemnification provided for in this Section 13 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

         14. Limitations on Registration Rights Granted to Other Securities.

                  From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company providing for the granting to such holder of any information or Registration rights, except that, with the consent of (i) the Holders of a majority of the aggregate of the Convertible Securities and Registrable Securities then outstanding and (ii) if such holders are to receive piggyback registration rights superior to or on a parity with the holders of Series E Preferred Stock, with the consent of the holders of a majority of the aggregate of the Series E Preferred Stock (and Registrable Securities issued upon conversion thereof) then outstanding, additional holders may be added as parties to this Agreement with regard to any or all securities of the Company held by them. Any such additional parties shall execute a counterpart of this Agreement, and upon execution by such additional parties and by the Company, shall be considered an Investor for all purposes of this Agreement. The additional parties and the additional Registrable Securities shall be identified in an amendment to Schedule A hereto.

         15. Transfer of Rights.

                  The rights to information under Sections 2, 3, and 4 and the right to cause the Company to Register securities granted by the Company to the Investors under this Agreement may be assigned by any Holder to a transferee or assignee of any Convertible Securities or Registrable Securities not sold to the public acquiring at least 100,000 shares of such Holder's Registrable Securities (equitably adjusted for any stock splits, subdivisions, stock dividends, changes, combinations or the like); provided, however, that (i) the shares of Convertible Securities or Registrable Securities acquired by said transferee must constitute at least 20% of Holder's aggregate of Convertible Securities and Registrable Securities immediately prior to the transfer, (ii) the Company must receive written notice prior to the time of said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such information and Registration rights are being assigned,
(iii) such transferee or assignee must agree to be bound by the provisions of this Agreement, and (iv) the transferee or assignee of such be a person deemed by the Board of Directors of its best judgment, to be a competitor or potential competitor of the Company. Notwithstanding the limitation set forth in the foregoing sentence respecting the minimum number of shares which must be transferred, any Holder which is a partnership may transfer such Holder's Registration rights to such Holder's constituent partners without restriction as to the number or percentage of shares acquired by any such constituent partner.

         16. Market Stand-off.

                  Each Holder hereby agrees that, if so requested by the Company and the Underwriter's Representative (if any) in connection with the Company's initial public offering, such Holder shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise transfer or dispose of any Registrable Securities or other securities of the Company without the prior written consent of the Company and the Underwriters Representative for such period of time (not to exceed 90 days) following the effective date of a Registration Statement of the Company filed under the Securities Act as may be requested by the Underwriter's Representative. The obligations of Holders under this Section 16 shall be conditioned (i) upon similar agreements being in effect with each other shareholder who is an officer, director, or 1% shareholder of the Company, and
(ii) if marketing limitations are sought by the Underwriter's Representative, upon imposition of marketing limitations no more extensive than those described in Section 8.2.2(a).

         17. Conversion of Preferred Stock.

                  The Registration rights of the Holders of the shares set forth in this Agreement are conditioned upon the conversion of the shares with respect to which Registration is sought into Common Stock immediately prior to the closing of the offering of Common Stock effected pursuant to the Registration Statement.

         18. Reports Under Securities Exchange Act of 1934.

                  With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a registration on Form S-3, the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after ninety (90) days after the effective date of the first Registration Statement filed by the Company for the offering of its securities to the general public;

                  (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first Registration Statement filed by the Company for the offering of its securities to the general public is declared effective;

                  (c) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act; and

                  (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first Registration Statement filed by the Company), the Securities Act, and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any such securities without Registration or pursuant to such form.

         19. Miscellaneous.

                  19.1 Entire Agreement; Successors and Assigns.

                       This Agreement constitutes the entire contract between the Company and the Investors relative to the subject matter hereof. Any previous agreement between the Company and any Investor concerning Registration rights, including the Previous Agreement, is superseded by this Agreement. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successor, and assigns of the parties. Investors who are parties to the Previous Agreement are waiving rights of first refusal; with respect to shares of Series E Preferred Stock that it is not acquiring, each investor who was a signatory to the Previous Agreement waives the right of first refusal with respect to the shares of Series E Preferred Stock it has elected not to purchase. In addition, the Investors agree to the grant of Registration rights with respect to the shares of Series E Preferred Stock or other securities issuable upon exercise of certain warrants issued to Comdisco, Inc., Imperial Bank, and the American Express Company, and the Common Stock issuable upon conversion thereof.

                  19.2 Governing Law.

                       This Agreement shall be governed by, and construed in accordance with, the laws of the State of California excluding those laws that direct the application of the laws of another jurisdiction.

                  19.3 Counterparts.

                       This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  19.4 Headings.

                       The headings of the Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

                  19.5 Notices.

                       Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery, or five days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed (i) if to the Company, as set forth below the Company's name on the signature page of this Agreement, and (ii) if to an Investor, at such Investor's address as set forth on Schedule A, or at such other address as the Company or such Investor may designate by ten (10) days' advance written notice to the Investors or the Company, respectively.

                  19.6 Amendment of Agreement.

                       Any provision of this Agreement may be amended only by a written instrument signed by the Company and by persons holding at least sixty percent (60%) of the Registrable Securities as defined in Section 1 of this Agreement.

                  19.7 Severability.

                       In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Information and Registration Rights Agreement as of the day and year first above written.

COMPANY:                               PORTABLE SOFTWARE CORPORATION
                                       A Washington Corporation



                                       By /s/ STEVEN SINGH
                                         -----------------------------------
                                         S. Steven Singh, President

                                       Address:  6222 185th Avenue
                                                 Redmond, WA  98052


INVESTORS:                             RRE INVESTORS, L.P.
                                       By:  RRE Investors II, LLC,
                                              its General Partner



                                       By /s/ ANDREW ZALASIN
                                         -----------------------------------
                                         Name:  Andrew Zalasin
                                         Title: Member General Partner

                                       RRE INVESTORS FUND, L.P.
                                       By:  RRE Investors Fund GP, L.P.,
                                              its General Partner

                                            By:  RRE Investors Fund LDC,
                                                   its General Partner


                                       By /s/ ANDREW ZALASIN
                                         -----------------------------------
                                         Name:  Andrew Zalasin
                                         Title: Member, General Partner

IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Information and Registration Rights Agreement as of the day and year first above written.

COMPANY:                               PORTABLE SOFTWARE CORPORATION
                                       A Washington Corporation



                                       By:
                                          -----------------------------------
                                         S. Steven Singh, President

                                       Address:  6222 185th Avenue
                                                 Redmond, WA  98052


INVESTOR:                              AMERICAN EXPRESS TRAVEL RELATED
                                       SERVICES COMPANY, INC.



                                       By: /s/ ANN BUSQUET
                                          -----------------------------------
                                          Name:   Ann Busquet
                                          Title:  President, American Express
                                                  Relationship Services

IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Information and Registration Rights Agreement as of the day and year first above written.

COMPANY:                               PORTABLE SOFTWARE CORPORATION
                                       A Washington Corporation



                                       By_________________________________
                                         S. Steven Singh, President

                                       Address:  6222 185th Avenue
                                                 Redmond, WA  98052


INVESTORS:                             U.S.V.P. ENTREPRENEUR PARTNERS II, L.P.
                                       A Delaware Limited Partnership

                                       U.S. VENTURE PARTNERS IV, L.P.

                                       SECOND VENTURES II, L.P.

                                       By: Presidio Management Group IV, L.P.
                                           Their General Partner


                                       By:__________________________________
                                       Title:_______________________________

                                       Address:   2180 Sand Hill Road, Suite 300
                                                  Menlo Park, CA 94025

IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Information and Registration Rights Agreement as of the day and year first above written.

COMPANY:                               PORTABLE SOFTWARE CORPORATION
                                       A Washington Corporation


                                       By:
                                          ---------------------------------
                                           S. Steven Singh, President

INVESTOR:                              INSTITUTIONAL VENTURE
                                       PARTNERS VII, L.P.
                                       by its General Partner
                                       Institutional Venture Management VII,
                                       L.P.


                                       By: /s/ T. PETER THOMAS
                                          ---------------------------------
                                           T. Peter Thomas, A General
                                           Partner

                                       Address:  3000 Sand Hill Road
                                                 Building Two, Suite 290
                                                 Menlo Park, CA  94025

INVESTOR:                              IVP FOUNDERS FUND I, L.P.
                                       by its General Partner
                                       Institutional Venture Management VI, L.P.


                                       By: /s/ T. PETER THOMAS
                                          ---------------------------------
                                           T. Peter Thomas, A General
                                           Partner

                                       Address:  3000 Sand Hill Road
                                                 Building Two, Suite 290
                                                 Menlo Park, CA  94025

INVESTOR:                              INSTITUTIONAL VENTURE MANAGEMENT VII,
                                       L.P.

                                       By: /s/ T. PETER THOMAS
                                          ---------------------------------
                                           T. Peter Thomas, A General
                                           Partner

                                       Address:  3000 Sand Hill Road
                                                 Building Two, Suite 290
                                                 Menlo Park, CA  94025

IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Information and Registration Rights Agreement as of the day and year first above written.

COMPANY:                               PORTABLE SOFTWARE CORPORATION
                                       A Washington Corporation



                                       By_________________________________
                                         S. Steven Singh, President

                                       Address:  6222 185th Avenue
                                                 Redmond, WA  98052


INVESTOR:                              BRENTWOOD ASSOCIATES VI, L.P.

                                       By:  Brentwood VI Ventures, L.P.
                                            Its General Partner


                                       By:________________________________
                                          General Partner

                                       Address:  3000 Sand Hill Road
                                                 Building One, Suite 260
                                                 Menlo Park, CA  94025-7068

IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Information and Registration Rights Agreement as of the day and year first above written.

COMPANY:                               PORTABLE SOFTWARE CORPORATION
                                       A Washington Corporation



                                       By:
                                          ---------------------------------
                                         S. Steven Singh, President

                                         Address: 6222 185th Avenue
                                                  Redmond, WA  98052


INVESTORS:                              MAYFIELD ASSOCIATES FUND III
                                        A California Limited Partnership

                                        MAYFIELD VIII
                                        A California Limited Partnership

                                        By: MAYFIELD VIII MANAGEMENT, L.L.C.
                                            A Delaware Limited Liability Company
                                            Their General Partner


                                        By: /s/ MICHAEL LEVINTHAL
                                           ---------------------------------
                                         Title: Managing Member

                                         Address: 2800 Sand Hill Road, Suite 250
                                                  Menlo Park, CA 94025

IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Information and Registration Rights Agreement as of the day and year first above written.

COMPANY:                               PORTABLE SOFTWARE CORPORATION
                                       A Washington Corporation



                                       By:
                                          ---------------------------------
                                         S. Steven Singh, President

                                       Address:  6222 185th Avenue
                                                 Redmond, WA  98052


INVESTOR:                              COMDISCO, INC.


                                       By: /s/ JAMES P. LABE
                                          ---------------------------------
                                       Title: James P. Labe, President
                                              Comdisco Ventures Division

                                       Address:  3000 Sand Hill Road
                                                 Building 1, Suite 155
                                                 Menlo Park, CA  94025

IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Information and Registration Rights Agreement as of the day and year first above written.

COMPANY:                               PORTABLE SOFTWARE CORPORATION
                                       A Washington Corporation



                                       By:
                                          ---------------------------------
                                         S. Steven Singh, President

                                       Address:  6222 185th Avenue
                                                 Redmond, WA  98052


INVESTOR:                              CAMBRIDGE TECHNOLOGY CAPITAL
                                       FUND I, L.P.

                                       By:  Cambridge Technology GPLP, L.P.
                                       By:  Cambridge Technology CGP, Inc.


                                       By: /s/ BARRY ROSENBAUM
                                          ---------------------------------
                                          Barry Rosenbaum, Managing Director

                                       Address:  11512 El Camino Real, Suite 215
                                                 San Diego, CA 92130-2046

IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Information and Registration Rights Agreement.

COMPANY:                               PORTABLE SOFTWARE CORPORATION
                                       A Washington Corporation


                                       By:
                                          -------------------------------------
                                          S. Steven Singh, President

                                       Address:     6222 185th Avenue
                                                    Redmond, WA  98052


INVESTOR:                              BRENTWOOD AFFILIATES FUND II, L.P.


                                       By:      Brentwood VII Ventures, LLC
                                                Its General Partner


                                       By: /s/ JEFFREY BRODY
                                          -------------------------------------
                                          Managing Member

                                       Address:     3000 Sand Hill Road
                                                    Building One, Suite 260
                                                    Menlo Park, CA  94025-7068


                                       1. /s/ JEFFREY BRODY
                                          -------------------------------------
                                          (Signature)

                                          Jeffrey Brody
                                          -------------------------------------
                                          (Print Name)


                                       2. /s/ JAMES MONGIELLO
                                          -------------------------------------
                                          (Signature)

                                          James Mongiello
                                          -------------------------------------
                                          (Print Name)


                                       3. /s/ ERIC CHIU
                                          -------------------------------------
                                          (Signature)

                                          Eric Chiu
                                          -------------------------------------
                                          (Print Name)

                                       4.       ________________________________
                                                (Signature)
                                                ________________________________
                                                (Print Name)


                                       5.       ________________________________
                                                (Signature)
                                                ________________________________
                                                (Print Name)

IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Information and Registration Rights Agreement.

COMPANY:                               PORTABLE SOFTWARE CORPORATION
                                       A Washington Corporation


                                       By:
                                          -------------------------------------
                                          S. Steven Singh, President

                                       Address:     6222 185th Avenue
                                                    Redmond, WA  98052

INVESTORS:

                                       /s/ STEVE SINGH
                                       ----------------------------------------
                                       S. Steven Singh

                                       /s/ MICHAEL W. HILTON
                                       ----------------------------------------
                                       Michael W. Hilton

                                       /s/ STERLING WILSON
                                       ----------------------------------------
                                       Sterling Wilson

                                       /s/ JON MATSUO
                                       ----------------------------------------
                                       Jon Matsuo

                                       /s/ RAJ SINGH
                                       ----------------------------------------
                                       Raj Singh

                                       /s/ FREDERICK L. INGHAM
                                       ----------------------------------------
                                       Fred Ingham

                                       6222 185th Avenue NE
                                       Redmond, WA  98052

INVESTOR:                              HAMBRECHT & QUIST LLC


                                       By: /s/ LISA L. LEWIS
                                          -----------------------------------

                                       Name: Lisa L. Lewis
                                            ---------------------------------

                                       Title: Controller, Attorney-in-Fact
                                             --------------------------------

                                       Address:     One Bush Street
                                                    San Francisco, CA  94104

IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Information and Registration Rights Agreement.


COMPANY:                               PORTABLE SOFTWARE CORPORATION
                                       A Washington Corporation


                                       By:
                                          --------------------------------------
                                          S. Steven Singh, President



INVESTOR:
                                       /s/ JEFFREY D. BRODY
                                       -----------------------------------------
                                       Jeffrey D. Brody

                                       Address: c/o Brentwood Venture Capital
                                                3000 Sand Hill Road
                                                Building 1, Suite 260
                                                Menlo Park, CA  94025



INVESTOR:
                                       /s/ MATTHEW P. QUILTER
                                       -----------------------------------------
                                       Matthew P. Quilter

                                       Address: c/o Fenwick & West LLP
                                                Two Palo Alto Square
                                                Palo Alto, CA  94306

IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Information and Registration Rights Agreement.


COMPANY:                               PORTABLE SOFTWARE CORPORATION
                                       A Washington Corporation


                                       By:
                                          --------------------------------------
                                           S. Steven Singh, President



INVESTOR:
                                       /s/ CHRISTINA MORGAN
                                       -----------------------------------------
                                       Name: Christina Morgan
                                            ------------------------------------

                                       /s/ DAN RIMER
                                       -----------------------------------------
                                       Name: Dan Rimer
                                            ------------------------------------

                                       /s/ ANDREW KEARNS
                                       -----------------------------------------
                                       Name: Andrew Kearns
                                            ------------------------------------


                                       -----------------------------------------
                                       Name:
                                            ------------------------------------


                                       -----------------------------------------
                                       Name:
                                       -----------------------------------------


                                         Address:  c/o Hambrecht & Quist LLC
                                                   One Bush Street
                                                   San Francisco, CA  94104

         IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Information and Registration Rights Agreement.


COMPANY:                               PORTABLE SOFTWARE CORPORATION
                                       A Washington Corporation


                                       By:
                                          --------------------------------------
                                          S. Steven Singh, President



INVESTORS:
                                       /s/ JAMES MONGIELLO
                                       -----------------------------------------
                                       James Mongiello

                                       /s/ ERIC CHIU
                                       -----------------------------------------
                                       Eric Chiu

                                       Address:  c/o Brentwood Venture Capital
                                                 3000 Sand Hill Road
                                                 Building 1, Suite 260
                                                 Menlo Park, CA  94025

                                   Schedule A

                        To Portable Software Corporation
    Second Amended and Restated Information and Registration Rights Agreement


------------------------------------------------- ------------------------- ------------------------
INVESTOR NAME & ADDRESS                               PREFERRED STOCK              NUMBER OF SHARES
------------------------------------------------- ------------------------- ------------------------
Brentwood Affiliates Fund II, L.P.                        Series E                          170,632
Brentwood Associates VI, L.P.                             Series A                        3,824,092
3000 Sand Hill Road                                       Series B                          781,250
Building One, Suite 260                                   Series C                          593,750
Menlo Park, CA  94025                                     Series D                          338,447
  Attn:  Jeffrey D. Brody
------------------------------------------------- ------------------------- ------------------------
Jeffrey D. Brody                                          Series E                            9,678
c/o Brentwood Venture Capital
3000 Sand Hill Road
Building Two, Suite 290
Menlo Park, CA  94025-7068
------------------------------------------------- ------------------------- ------------------------
Cambridge Technology Capital Fund I, L.P.                 Series E                          161,290
11512 El Camino Real, Suite 215
San Diego, CA  92130-2046
  Attn:  Barry Rosenbaum
  Managing Director
------------------------------------------------- ------------------------- ------------------------
Eric Chiu                                                 Series E                            3,226
c/o Brentwood Venture Capital
3000 Sand Hill Road
Building Two, Suite 290
Menlo Park, CA  94025-7068
------------------------------------------------- ------------------------- ------------------------
Comdisco, Inc.                                            Series D                          106,165
3000 Sand Hill Road                                       Series E                           80,645
Building One, Suite 155
Menlo Park, CA  94025
  Attn:  James P. Labe
------------------------------------------------- ------------------------- ------------------------
Hambrecht & Quist California                              Series E                           51,614
One Bush Street
San Francisco, CA  94104
  Attn:  Jeff Fulcher
------------------------------------------------- ------------------------- ------------------------

------------------------------------------------- ------------------------- ------------------------
INVESTOR NAME & ADDRESS                               PREFERRED STOCK              NUMBER OF SHARES
------------------------------------------------- ------------------------- ------------------------
Michael W. Hilton                                         Series C                          175,975
c/o Portable Software Corporation                         Series E                            9,678
6222 185th Avenue, NE
Redmond, WA  98052
------------------------------------------------- ------------------------- ------------------------
Fred Ingham                                               Series E                            6,425
c/o Portable Software Corporation
6222 185th Avenue, NE
Redmond, WA  98052
------------------------------------------------- ------------------------- ------------------------
Institutional Venture Management VII, LP                  Series C                           75,000
3000 Sand Hill Road                                       Series D                            6,510
Building Two, Suite 290                                   Series E                            3,605
Menlo Park, CA  94025
  Attn:  Norman A. Fogelsong
------------------------------------------------- ------------------------- ------------------------
Institutional Venture Partners VII, LP                    Series C                        4,750,000
3000 Sand Hill Road                                       Series D                          307,584
Building Two, Suite 290                                   Series E                          174,821
Menlo Park, CA  94025
  Attn:  Norman A. Fogelsong
------------------------------------------------- ------------------------- ------------------------
IVP Founders Fund I, L.P.                                 Series C                           75,000
3000 Sand Hill Road                                       Series D                           11,392
Building Two, Suite 290                                   Series E                            1,802
Menlo Park, CA  94025
  Attn:  Norman A. Fogelsong
------------------------------------------------- ------------------------- ------------------------
Andrew Kearns                                             Series E                              806
c/o Hambrecht & Quist LLC
One Bush Street
San Francisco, CA 94104
------------------------------------------------- ------------------------- ------------------------
Jon Matsuo                                                Series E                            6,452
c/o Portable Software Corporation
6222 185th Avenue, NE
Redmond, WA  98052
------------------------------------------------- ------------------------- ------------------------
Mayfield Associates Fund III                              Series C                          156,250
2800 Sand Hill Road, Suite 250                            Series D                          100,914
Menlo Park, CA  94025                                     Series E                            8,734
  Attn:  Mike Levinthal
------------------------------------------------- ------------------------- ------------------------

------------------------------------------------- ------------------------- ------------------------
INVESTOR NAME & ADDRESS                               PREFERRED STOCK              NUMBER OF SHARES
------------------------------------------------- ------------------------- ------------------------
Mayfield VIII                                             Series C                        2,968,750
2800 Sand Hill Road, Suite 250                            Series D                        1,917,359
Menlo Park, CA  94025                                     Series E                          165,949
  Attn:  Mike Levinthal
------------------------------------------------- ------------------------- ------------------------
James Mongiello                                           Series E                            3,226
c/o Brentwood Venture Capital
3000 Sand Hill Road
Building Two, Suite 290
Menlo Park, CA  94025-7068
------------------------------------------------- ------------------------- ------------------------
Cristina M. Morgan                                        Series E                            6,613
c/o Hambrecht & Quist LLC
One Bush Street
San Francisco, CA 94104
------------------------------------------------- ------------------------- ------------------------
Matthew P. Quilter                                        Series E                            3,226
c/o Fenwick & West LLP
Two Palo Alto Square
Palo Alto, CA  94306
------------------------------------------------- ------------------------- ------------------------
Daniel H. Rimer                                           Series E                            4,839
c/o Hambrecht & Quist LLC
One Bush Street
San Francisco, CA 94104
------------------------------------------------- ------------------------- ------------------------
RRE Investors, L.P.                                       Series E                        1,040,218
RRE Investors Fund, L.P.                                  Series E                          572,685
126 East 56th Street
New York, NY  10022
  Attn:  Andrew L. Zalasin
------------------------------------------------- ------------------------- ------------------------
Second Ventures II, L.P.                                  Series B                          410,156
2180 Sand Hill Road, Suite 300                            Series C                           65,625
Menlo Park, CA  94025                                     Series D                           41,999
------------------------------------------------- ------------------------- ------------------------
The Schuster Revocable Trust                              Series C                           31,250
  dtd 2/10/95
c/o Brentwood Venture Capital
3000 Sand Hill Road
Bldg. One, Suite 260
Menlo Park, CA  94025-7068
------------------------------------------------- ------------------------- ------------------------

------------------------------------------------- ------------------------- ------------------------
INVESTOR NAME & ADDRESS                               PREFERRED STOCK              NUMBER OF SHARES
------------------------------------------------- ------------------------- ------------------------
Rajeev Singh                                              Series E                            6,452
c/o Portable Software Corporation
6222 185th Avenue, NE
Redmond, WA  98052
------------------------------------------------- ------------------------- ------------------------
S. Steven Singh                                           Series C                          161,326
c/o Portable Software Corporation                         Series E                            9,678
6222 185th Avenue, NE
Redmond, WA  98052
------------------------------------------------- ------------------------- ------------------------
USVP Entrepreneur Partners II, L.P.                       Series B                          117,188
2180 Sand Hill Road, Suite 300                            Series C                           18,750
Menlo Park, CA  94025                                     Series D                           12,000
------------------------------------------------- ------------------------- ------------------------
U.S. Venture Partners IV, L.P.                            Series B                        3,378,906
2180 Sand Hill Road, Suite 300                            Series C                          540,625
Menlo Park, CA  94025                                     Series D                          345,987
------------------------------------------------- ------------------------- ------------------------
Sterling Wilson                                           Series E                            6,452
c/o Portable Software Corporation
6222 185th Avenue, NE
Redmond, WA  98052
------------------------------------------------- ------------------------- ------------------------